UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

8

Date of Report (Date of earliest event reported)
November 27, 2018

GREEN PLAINS INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

1811 Aksarben Drive, Omaha, Nebraska	68106
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.Termination of a Material Definitive Agreement.

On November 27, 2018, Green Plains Inc. (“Green Plains” or the “Company”) repaid the remaining balance of its $500 million senior secured term loan due August 29, 2023 using a portion of the proceeds from the Kerry Transaction described below. The Company did not incur any early termination penalties to the lenders as a result of the repayment.

Item 2.01.Completion of Acquisition or Disposition of Assets.

As previously announced, on October 23, 2018, Green Plains and Green Plains II LLC (“GP II”), an indirect wholly-owned subsidiary of Green Plains, entered into a stock purchase agreement with Kerry Holding Co. (“Kerry”) for GP II to sell all of the issued and outstanding capital stock of Fleischmann’s Vinegar Company, Inc. (the “Kerry Transaction”). On November 27, 2018, Green Plains closed on the Kerry Transaction. Green Plains received as consideration from Kerry approximately $353.9 million in cash and restricted cash, including net working capital adjustments.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b)As part of the Company’s closing of the Kerry Transaction, Kenneth M. Simril, President – Fleischmann’s Vinegar Company, Inc. will no longer be considered an  executive officer of the Company, effective November 27, 2018, as Mr. Simril will continue to be an employee of Fleischmann’s Vinegar Company, Inc. following the closing of the Kerry Transaction.

Item 7.01. Regulation FD Disclosure.

On November 28, 2018, the Company issued press releases announcing the closure of the Kerry Transaction and the repayment of the term loan. The press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial statements required by this Item 9.01(b) will be filed within the time required by Form 8-K.

(d) Exhibits. The following exhibits are filed as part of this report.

Number	Description
99.1	Press Release, dated November 28, 2018, announcing re-payment of secured term loan.
99.2	Press Release, dated November 28, 2018, announcing completion of the Kerry Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2018	Green Plains Inc. By: /s/ John W. Neppl John W. Neppl Chief Financial Officer (Principal Financial Officer)